Exhibit 10.7
BroadSoft, Inc.
Restricted Stock Unit Award Agreement
(Amended and Restated 2009 Equity Incentive Plan)
     Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), BroadSoft, Inc. (the “Company”) has awarded Participant a Restricted Stock Unit Award pursuant to the Company’s Amended and Restated 2009 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“RSUs”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each RSU shall represent the right to receive one (1) share of Common Stock.
     The details of this award, in addition to those set forth in the Grant Notice, are as follows.
     1. Number of RSUs and Shares of Common Stock.
          (a) The number of RSUs subject to Participant’s Award, and the number of shares of Common Stock deliverable with respect to such RSUs, may be adjusted from time to time for Capitalization Adjustments as described in Section 9(a) of the Plan. Participant shall receive no benefit or adjustment to the Award with respect to any cash dividend or other distribution that does not result from a Capitalization Adjustment as described in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to Participant in connection with this Award after such shares have been delivered.
          (b) Any additional RSUs or shares of Common Stock that become subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Common Stock covered by the Award.
          (c) Notwithstanding the provisions of this Section 1, no fractional RSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 1.
     2. Vesting. Except as provided in Section 11, the RSUs shall vest, if at all, as provided in the Vesting Schedule set forth in Participant’s Grant Notice, provided that vesting shall cease upon the termination of Participant’s Continuous Service. Any unvested RSUs shall terminate when Participant’s Continuous Service terminates.

     3. Delivery of Shares of Common Stock. Subject to the provisions of this Agreement and the Plan, in the event one or more RSUs vests, the Company shall deliver to Participant on the date such vesting occurs one (1) share of Common Stock for each RSU that vests on the applicable vesting date. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.
     4. Form of Payment. This Award was granted in consideration of Participant’s services to the Company. Subject to Section 10 below, except as otherwise provided in the Grant Notice, Participant will not be required to make any payment to the Company (other than the provision of past and future services for the Company) with respect to Participant’s receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock underlying the RSUs.
     5. Securities Law Compliance. Participant may not be issued any Common Stock under the Award unless either (a) the shares of Common Stock are then registered under the Securities Act, or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award must also comply with other applicable laws and regulations governing the Award, and Participant shall not receive such Common Stock if the Company determines that such receipt would not be in compliance with such laws and regulations.
     6. Restrictive Legends. The Common Stock issued under the Award shall be endorsed with appropriate legends, if any, determined by the Company.
     7. Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of this Award, except as expressly provided in this Section 7. For example, Participant may not use shares that may be issued in respect of the RSUs as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to Participant of shares in respect of vested RSUs.
          (a) Death. Participant’s Award is transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which Participant was entitled at the time of Participant’s death pursuant to this Agreement. In the absence of such a designation, Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, such Common Stock or other consideration.
          (b) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, Participant may transfer this Award to a trust if Participant is considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that Participant and the trustee enter into transfer and other agreements required by the Company.

          (c) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer this Award or Participant’s right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. Participant is encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.
     8. Award not a Service Contract. This Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on the part of Participant to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in this Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that Participant might have as an Employee, Consultant or Director of the Company or any Affiliate.
     9. Unsecured Obligation. This Award is unfunded, and even as to any RSUs that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to any Common Stock acquired pursuant to this Agreement until such Common Stock is issued pursuant to Section 3 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
     10. Withholding Obligations.
          (a) On or before the time Participant receives a distribution of Common Stock pursuant to the Award, or at any time thereafter as requested by the Company, Participant agrees to provide the Company an amount in cash that is sufficient to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with this Award, or, if permitted by the Company in its sole discretion, authorizes any required withholding from the Common Stock issuable to Participant (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Participant by the Company; (ii) causing Participant to tender a cash payment; (iii) permitting Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Participant irrevocably elects to sell a portion of the shares to be delivered under the Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are delivered pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
          (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock.
     11. Lock-Up Period. Upon vesting of this Award pursuant to the “Vesting Schedule” set forth in the Restricted Stock Unit Grant Notice, Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Participant, during the one hundred eighty- (180-) day period following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
     12. Notices. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to their address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
     13. Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     14. Amendment. This Agreement may be amended only by a writing executed by the Company and Participant that specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Participant, and provided that no such amendment adversely affecting Participant’s rights hereunder may be made without Participant’s written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to

Participant, the provisions of this Agreement in any way it may deem necessary, appropriate or desirable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
     15. Miscellaneous.
          (a) The rights and obligations of the Company under this Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
          (b) Participant agrees upon request to execute any further documents or instruments necessary, appropriate or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.
          (c) Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all of its provisions.
          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     16. Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under the Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     17. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

     18. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules. Subject to the requirements of Section 2(f) of the Plan, Participant consents to the jurisdiction of the state and federal courts encompassing the then current location of the Company’s principal office for the resolution of any (a) proceedings brought to enforce the Company’s or Participant’s obligations to arbitrate under the Plan, or (b) proceedings, relating to matters outside the scope of the arbitration provisions in the Plan.
     19. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
* * * * *
     This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Unit Grant Notice to which it is attached.

6